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                                                                    Exhibit 99.2

                           [LETTERHEAD OF ABC-NACO]


                                                      Contact: James P. Singsank
                                                     Senior Vice President & CFO
                                                                    630-792-2010


                 ABC-NACO REPORTS YEAR-END RESULTS; ANNOUNCES
          NEW FINANCING, DIVISION SALE AND AMENDED BANK AGREEMENT

     Lombard, IL - April 18, 2001, ABC-NACO Inc. (ABCR) announced today its financial results for the quarter and year ended December 31, 2000. The Company has also filed its Annual Report on Form 10-K with the Securities and Exchange Commission. ABC-NACO separately announced today a series of agreements that provide the Company the financing and support to pursue its operating plan for the foreseeable future. The agreements include $15 million in new financing from funds managed by ING Furman Selz Investments, the sale of ABC-NACO's Flow and Specialty Products Division for $24 million to a new company formed by the Division's management and ING Furman Selz Investments, and an amendment to the Company's Bank Credit Agreement. The closings of these transactions are expected to occur within thirty days.

     "Results for last year and the first half of this year do not and will not reflect the full benefit of our recent plant consolidations and productivity improvements, as well as continuing reductions in ABC-NACO's selling, general and administrative expenses," said Vaughn Makary, who was elected President and CEO of ABC-NACO earlier this month. "The full financial impact of these actions, together with ongoing growth of our rail services businesses, should allow ABC-NACO to return to profitability later this year."

     For the quarter ended December 31, 2000, ABC-NACO reported a net loss of $42.7 million, or $2.18 per share, compared to a net loss of $3.6 million, or $0.19 per share, for the fourth quarter of last year. The current quarter includes a pre-tax gain of $3.6 million related to the sale of its brakeshoe joint venture, offset by the pre-tax loss of $1.8 million associated with the write-down in asset realization associated with the February 2001 sale of the Rail Systems Division. The 1999 quarter included a pre-tax restructuring gain of $0.9 million.

     Fourth quarter net sales were $102.9 million, down $33.2 million from the prior year fourth quarter. The Rail Products Group, which manufactures suspension systems, couplers and wheels, accounted for the majority of the sales decline. Sales from the Rail Services Group were up 4.8%.

     For the full year, the Company had a net loss of $56.2 million or $3.57 per share, compared to a net loss of $20.9 million, or $1.15 per share, for the year 1999. The current year includes an pre-tax gain of $3.6 million related to the sale of its brakeshoe joint venture, the pre-tax loss of $1.8 million associated with the write-down in asset realization associated with the February 2001 sale of the Rail Systems Division and a pre-tax restructuring charge of $7.2 million. The prior year net loss included an pre-tax merger and restructuring charge of $20.7 million and an after-tax extraordinary charge of $3.2 million related to the refinancing of debt following the February 1999 merger.

     Net sales for 2000 were $482.2 million, a decrease of $76.8 million from 1999. As with the fourth quarter, sales in the Rail Products Group were down $125.9 million from the prior year, while activity in the Rail Services Group was up $35.9 million.

     ABC-NACO is one of the world's leading suppliers of technologically advanced products to the railroad and flow control industries through its three business groups:
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Rail Products, Rail Services, and Flow and Specialty Products. With four technology centers around the world, ABC-NACO holds pre-eminent market positions in the design, engineering, and manufacture of high-performance freight rail car, locomotive and passenger rail suspension and coupler systems, wheels and mounted wheel sets. The Company also supplies railroad and transit infrastructure products and services, technology-driven specialty track products, as well as highly engineered valve bodies and components for industrial flow control systems worldwide. It has 32 offices and facilities in the United States, Canada, Mexico, Scotland, Portugal, and China.

     Safe Harbor Statement Under The Private Securities Litigation Reform Act of
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1995: The statements contained in this release which are not historical facts,
-----
may be deemed to be forward-looking statements that are subject to change based on various factors which may be beyond the control of ABC-NACO Inc.
Accordingly, actual results could differ materially from those expressed or implied in any such forward-looking statement. Factors that could affect actual results are described more fully in the Company's Annual Report on 10-K for the transition period ended December 31, 1999, under the caption "Cautionary Statement Concerning Forward Looking Statements," and other risks described from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
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                                 ABC-NACO INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
       For the Three and Twelve Months Ended December 31, 2000 and 1999


(In thousands, except per share data)

                                                                           Three Months Ended               Twelve Months Ended
                                                                              December 31,                     December 31,
                                                                    -------------------------------  -----------------------------
                                                                         2000             1999           2000               1999
                                                                    -------------    --------------  -------------   -------------
                                                                                       (Unaudited)                    (Unaudited)
NET SALES
 Rail Products                                                           $ 46,762          $ 89,772      $ 252,129        $378,063
 Rail Services & Systems                                                   62,100            59,264        265,450         229,568
 Intercompany                                                              (6,011)          (12,950)       (35,349)        (48,585)
                                                                    -------------    --------------  -------------   -------------
                                                                          102,851           136,086        482,230         559,046
                                                                    -------------    --------------  -------------   -------------
GROSS PROFIT
 Rail Products                                                      $      (6,880)   $        8,673  $      13,212   $      49,834
 Rail Services & Systems                                                    4,065             6,281         23,709          22,352
                                                                    -------------    --------------  -------------   -------------
                                                                           (2,815)           14,954         36,921          72,186
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                               22,113            14,604         61,702          55,595
NONRECURRING LOSSES (GAINS)                                                (1,754)             (915)         9,002          20,715
                                                                    -------------    --------------  -------------   -------------
   Operating income (loss) from continuing operations                     (23,174)            1,265        (33,783)         (4,124)
EQUITY INCOME (LOSS) OF UNCONSOLIDATED JOINT VENTURES                         300              (120)         2,557            (444)
INTEREST EXPENSE                                                            7,512             5,944         26,395          19,056
AMORTIZATION OF DEFERRED FINANCING COSTS                                      925               424          1,933           1,166
                                                                    -------------    --------------  -------------   -------------
   Income (loss) from continuing operations before
    extraordinary item                                                    (31,311)           (5,223)       (59,554)        (24,790)
PROVISION (BENEFIT) FOR INCOME TAXES                                       11,444            (3,157)           480          (5,688)
                                                                    -------------    --------------  -------------   -------------
   Income (loss) from continuing operations before
    extraordinary item                                                    (42,755)           (2,066)       (60,034)        (19,102)
DISCONTINUED OPERATIONS, net of income tax of $17, ($977),
  $2,430 and $841, respectively                                                26            (1,540)         3,833           1,327
EXTRAORDINARY ITEM, net of income tax of $2,062                                 -                 -              -          (3,158)
                                                                    -------------    --------------  -------------   -------------

   Net income (loss)                                                $     (42,729)   $       (3,606) $     (56,201)  $     (20,933)
                                                                    =============    ==============  =============   =============


EARNINGS PER SHARE DATA:
   Income (loss) from continuing operations before
     extraordinary item                                             $     (42,755)   $       (2,066) $     (60,034)  $     (19,102)
   Adjustment related to preferred stock                                        -                 -        (11,877)              -
   Preferred stock dividend                                                  (632)                -         (1,985)              -
                                                                    -------------    --------------  -------------   -------------
   Adjusted income (loss) from continuing operations before
    extraordinary item                                                    (43,387)           (2,066)       (73,896)        (19,102)
       Discontinued operations                                                 26            (1,540)         3,833           1,327
       Extraordinary item                                                       -                 -              -          (3,158)
                                                                    -------------    --------------  -------------   -------------
           Net income (loss) available to common stockholders       $     (43,361)   $       (3,606) $     (70,063)  $     (20,933)
                                                                    =============    ==============  =============   =============

BASIC AND DILUTED EARNINGS PER SHARE:
   Adjusted income (loss) from continuing operations before
    extraordinary item                                              $       (2.18)   $        (0.11) $       (3.77)  $       (1.05)
   Discontinued operations                                                   0.00             (0.08)          0.20            0.07
   Extraordinary item                                                           -                 -              -           (0.17)
                                                                    -------------    --------------  -------------   -------------
           Net income (loss) available to common stockholders       $       (2.18)   $        (0.19) $       (3.57)  $       (1.15)
                                                                    =============    ==============  =============   =============

WEIGHTED AVERAGE SHARES OUTSTANDING                                        19,872            18,742         19,641          18,318
                                                                    =============    ==============  =============   =============